Exhibit 3.3
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 24 1999
No. C6530-99
/s/ Dean Heller
Dean Heller, Secretary of State

                      ARTICLES OF MERGER FOR

                       WHOLE LIVING, INC.,

                       A NEVADA CORPORATION

            Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, Whole Living, Inc., a Nevada corporation (the
"Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Whole Living, Inc., a Utah corporation ("Whole Living Utah"), with and into the Corporation:

            FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

            Name                                    Place of Incorporation
            -----                                   ----------------------
            Whole Living, Inc.                        Utah
            Whole Living, Inc.                        Nevada

            SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and Whole Living Utah, has been adopted by the Board of Directors of the Corporation and Whole Living Utah.

            THIRD: The approval of the shareholders of the Corporation and Whole Living Utah was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                        Type of Shares      Number of Shares Outstanding
------                        --------------      ----------------------------
Whole Living, Inc. Nevada     Common              17,000,000
Whole Living, Inc. Utah       Common              11,100

            The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                          Type of Shares      For            Against
-------                         --------------      ----           -------
Whole Living, Inc. Nevada       Common              15,000,000     0
Whole Living, Inc. Utah         Common              11,100         0

            FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

            FIFTH: Following the merger there are no changes to the Corporation's Articles of Incorporation.

            SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

            SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

            EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

            DATED this 30th day of March, 1999.


                              WHOLE LIVING, INC., a Nevada corporation

                                  /s/ John Peters
                              By_______________________________________
                                   John Peters, President

                                  /s/ Anita Patterson
                              By _______________________________________
                                   Anita Patterson, Secretary/Treasurer

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

            On the 30th day of March, 1999, personally appeared before me John Peters and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer of Whole Living, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said John Peters and Anita Patterson acknowledged to me that said corporation executed the same.


                                /s/ M. Jeanne Ball
                              ___________________________________________
                              NOTARY PUBLIC

<Notary Stamp of
M. Jeanne Ball
appears here. Expires
February 4, 2003
State of Utah>